AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly established two new series of shares titled Golconda All-Cap and Golconda Large-Cap (hereinafter referred to as "Series") for the Corporation's stock and has allocated Six Hundred Million (600,000,000) shares of the Eleven Billion One Hundred Million (11,100,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for the aggregate par value of Six Million Dollars ($6,000,000) to the new Series. As a result of the action taken by the Board of Directors referenced in Article FIRST of these Articles Supplementary, the fifteen (15) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                    Aggregate
Series                                       No. of Shares          Par Value
------                                       -------------          ---------
Growth Fund                                  1,000,000,000        $10,000,000
Select Fund                                    500,000,000          5,000,000
Ultra Fund                                   4,000,000,000         40,000,000
Vista Fund                                   1,000,000,000         10,000,000
Heritage Fund                                  500,000,000          5,000,000
Giftrust Fund                                  200,000,000          2,000,000
Balanced Fund                                  200,000,000          2,000,000
Bond Fund                                      200,000,000          2,000,000
Limited-Term Bond Fund                         200,000,000          2,000,000
Intermediate-Term Bond Fund                    200,000,000          2,000,000
New Opportunities Fund                         200,000,000          2,000,000
High-Yield Fund                                200,000,000          2,000,000
Tax-Managed Value Fund                         200,000,000          2,000,000
Golconda All-Cap Fund                          300,000,000          3,000,000
Golconda Large-Cap Fund                        300,000,000          3,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article FIRST above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the fifteen
(15) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                     Aggregate
Series Name                   Class Name         No. of Shares       Par Value
-----------                   ----------         -------------       ---------
Growth Fund                   Investor             710,000,000      $7,100,000
                              Institutional         80,000,000         800,000
                              Service                        0               0
                              Advisor              210,000,000       2,100,000

Select Fund                   Investor             360,000,000       3,600,000
                              Institutional         40,000,000         400,000
                              Service                        0               0
                              Advisor              100,000,000       1,000,000

Ultra Fund                    Investor           3,500,000,000      35,000,000
                              Institutional        200,000,000       2,000,000
                              Service                        0               0
                              Advisor              300,000,000       3,000,000

Vista Fund                    Investor             710,000,000       7,100,000
                              Institutional         80,000,000         800,000
                              Service                        0               0
                              Advisor              210,000,000       2,100,000

Heritage Fund                 Investor             354,000,000       3,540,000
                              Institutional         41,000,000         410,000
                              Service                        0               0
                              Advisor              105,000,000       1,050,000

Giftrust Fund                 Investor             200,000,000       2,000,000

Balanced Fund                 Investor             134,000,000       1,340,000
                              Institutional         16,000,000         160,000
                              Service                        0               0
                              Advisor               50,000,000         500,000

Bond Fund                     Investor             150,000,000       1,500,000
                              Service                        0               0
                              Advisor               50,000,000         500,000

Limited-Term Bond Fund        Investor             150,000,000       1,500,000
                              Service                        0               0
                              Advisor               50,000,000         500,000

                                                                     Aggregate
Series Name                   Class Name          No. of Shares      Par Value
-----------                   ----------          -------------      ---------
Intermediate-Term Bond Fund   Investor             150,000,000       1,500,000
                              Service                        0               0
                              Advisor               50,000,000         500,000

New Opportunities Fund        Investor             200,000,000       2,000,000

High Yield Fund               Investor             100,000,000       1,000,000
                              Advisor              100,000,000       1,000,000

Tax-Managed Value Fund        Investor             134,000,000       1,340,000
                              Institutional         16,000,000         160,000
                              Advisor               50,000,000         500,000

Golconda All-Cap Fund         Investor             200,000,000       2,000,000
                              Institutional         50,000,000         500,000
                              Advisor               50,000,000         500,000

Golconda Large-Cap Fund       Investor             200,000,000       2,000,000
                              Institutional         50,000,000         500,000
                              Advisor               50,000,000         500,000

         THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles Supplementary.

         SIXTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article FIRST, and dividing the Series of capital stock of the Corporation into Classes as set forth in Article SECOND.

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 2nd day of August, 1999.


                                                   AMERICAN CENTURY MUTUAL
                                                   FUNDS, INC.
ATTEST:


/s/ Brian L. Brogan                                By:/s/ David C. Tucker
------------------------------                     -----------------------------
Name:  Brian L. Brogan                             Name:  David C. Tucker
Title:    Assistant Secretary                      Title:    Vice President


         THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  August 2, 1999                      /s/ David C. Tucker
                                            --------------------------------
                                            David C. Tucker, Vice President